UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 2, 2010

KH FUNDING COMPANY
(Exact name of registrant as specified in its charter)

Maryland	333-106501	52-1886133
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

10801 Lockwood Drive, Suite 370, Silver Spring, Maryland 20901
(Address of principal executive offices) (Zip Code)

(301) 592-8100
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.03	Bankruptcy or Receivership.

On December 3, 2010, KH Funding Company (the “Company”) filed a voluntary petition in the United States Bankruptcy Court for the District of Maryland (the “Bankruptcy Court”) for relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  The bankruptcy case number is 10-37371 TC.

Historically, the Company has generated liquidity and capital resources primarily through its lending operations and the sale of investment debt securities.  The Company’s outstanding debt securities include its Series 3 Senior Secured Investment Debt Securities (the “Series 3 Notes”) and its Series 4 Subordinated Unsecured Investment Debt Securities (the “Series 4 Notes” and together with the Series 3 Notes, the “Notes”), which were issued and sold under an Indenture, dated as of August 2, 2004 (the “Indenture”), between the Company and Wells Fargo, National Association (“Wells Fargo”), as trustee (“Wells Fargo”).  Pursuant to a Fourth Supplemental Indenture thereto, dated July 29, 2010, Wells Fargo resigned as trustee for the Series 4 Notes and was replaced by Law Debenture Trust Company of New York.  Wells Fargo remains the trustee for the Series 3 Notes.

As previously reported, the Company experienced significant delays between 2006 and 2008 in obtaining an effective registration statement for the offer and sale of its Notes.  The resulting inability to raise capital and the severe recession that has gripped the United States since 2008 and its impact on the lending and real estate markets have had a significant and adverse impact on the Company and its ability to continue as a going concern.

On December 21, 2009, Wells Fargo declared an event of default under the Indenture because the Company failed to timely make payments due under some of the Notes.  On February 5, 2010, Wells Fargo accelerated all of the Company’s outstanding Notes.  Since that time, the Company and the trustees under the Indenture have been actively working to find a solution to the Company’s financial situation that would allow the Company to restructure and/or pay its obligations under the Indenture, but those efforts have not been successful.  Accordingly, at this time, the Company believes that its best course of action is to seek protection under the Bankruptcy Code.

The Company continues to operate its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.  As of the date of this report, a trustee, receiver, fiscal agent or similar officer has not been appointed.

As a result of the Company’s bankruptcy filing, the ability of the Company’s creditors to seek remedies to enforce their rights, including under the Indenture and the Notes, has been stayed, and creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On December 2, 2010, Stegman & Company resigned as the Company’s independent registered accounting firm.  Given the pending bankruptcy case discussed in Item 1.03 of this report, the Company’s Board of Directors does not intend to appoint a new independent registered accounting firm.

The report of Stegman & Company on the consolidated financial statements of the Company for the fiscal years ended December 31, 2008 and 2007 (the last fiscal years for which a report was issued) contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle, except that the report included an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern, as, at that date, the Company had recurring losses from operations, had a stockholders’ deficit, and was unable to meet the redemption requests of holders of its investor debt securities in a timely manner.

During the years ended December 31, 2009 and 2008, and during the interim period from the end of the most recently completed fiscal year through December 2, 2010, the date of resignation, there were no disagreements with Stegman & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stegman & Company would have caused it to make reference to such disagreement in its report.

During the fiscal years ended December 31, 2009 and 2008, and during the interim period from the end of the most recently completed fiscal year through December 2, 2010, there were no “reportable events” (as defined in Item 304 of Regulation S-K) between the Company and Stegman & Company.

The Company provided Stegman & Company with a copy of this report prior to the date it was filed with the Securities and Exchange Commission (the “SEC”) and requested that Stegman & Company furnish the Company with a letter addressed to the SEC stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree.  A copy of Stegman & Company’s letter, dated December 6, 2010, is filed as Exhibit 16.1 to this report.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 16.1 – Letter from Stegman & Company dated December 6, 2010 (filed herewith)

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KH FUNDING COMPANY

Dated: December 6, 2010	By:	/s/ Robert L. Harris
Robert L. Harris
President

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Stegman & Company dated December 6, 2010 (filed herewith)